UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas (Address of principal executive offices)		77073 (Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

In December 2009, the Company acquired an 80% membership interest in Ralph L. Wadsworth Construction Company, LLC (RLW).  The purchase agreement gave the sellers, Messrs. Kip, Con, Tod and Ty Wadsworth, who are brothers, the right to put their remaining 20% membership interests in RLW to the Company, and concurrently gave the Company the right to call, or acquire, their 20% membership interests, in each case within the sixty-day period after the Company files its Annual Report on Form 10-K for the calendar year 2012.

On December 31, 2012, the Company exercised its call right and purchased the remaining 20% membership interests in RLW.  The purchase price of $23.1 million was determined by a formula set forth in the December 2009 purchase agreement, but was based on estimated financial results for 2012, and accordingly, is subject to adjustment when audited financial results for 2012 are available.

The call was exercised prior to the filing of the Annual Report on Form 10-K in order to make payment of the purchase price, as estimated, to the Wadsworths in 2012, as well as to retain the continued employment of three of the Wadsworth brothers, Kip Wadsworth, Chief Executive Officer of RLW (and a director of the Company) as well as Con Wadsworth, President of RLW, and Tod Wadsworth, Vice President Business Development of RLW, all of whose employment agreements expired on December 31, 2012.

Item 8.01 Other Events

Acquisition

On January 3, 2013, the Company issued a press release announcing the acquisition of the remaining 20% ownership interest in Ralph L. Wadsworth Construction Company, LLC.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description
99.1	Press release dated January 3, 2013 (filed herewith)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun

Exhibit Index

Exhibit Number	Description
99.1	Press release dated January 3, 2013 (filed herewith)